Exhibit 99.1

(1)         The shares of Class A Common Stock, $0.001 par value per share (the “Common Stock”), of Laureate Education, Inc. (the “Issuer”) reported as beneficially owned are held of record by: (i) AESI II, L.P. (“AESI”), (ii) Apollo Centre Street Partnership, L.P. (“Centre Street”), (iii) Zeus Investments, L.P. (“Zeus LP”), (iv) Apollo Credit Opportunity Trading Fund III (“Opportunity Trading Fund”), (v) AP Investment Europe III, L.P. (“AP IE III”), (vi) Apollo Hercules Partners, L.P. (“Hercules LP”), (vii) Apollo Union Street Partners, L.P. (“Union Street”), (viii) Apollo Thunder Partners, L.P. (“Thunder Partners”), (ix) Apollo Kings Alley Credit Fund, L.P. (“Kings Alley”), (x) Apollo Lincoln Private Credit Fund, L.P. (“Lincoln Fund”), (xi) Apollo A-N Credit Fund (Delaware), L.P. (“A-N Credit”), (xii) Apollo Tower Credit Fund, L.P. (“Tower Credit”) and (xiii) Apollo Special Situations Fund, L.P. (“Special Situations”) (collectively, the “Record Holders”).

Apollo European Strategic Management, L.P. (“Euro Management”) serves as the investment manager of AESI. Apollo European Strategic Management GP, LLC (“Euro Management GP”) serves as the general partner of Euro Management. Apollo Centre Street Management, LLC (“Centre Street Management”) serves as the investment manager of Centre Street.

Apollo Zeus Strategic Advisors, L.P. (“Zeus Advisors LP”) serves as the general partner of Zeus LP, and Apollo Zeus Strategic Advisors, LLC (“Zeus Advisors GP”) serves as the general partner of Zeus Advisors LP.  APH Holdings (DC), L.P. (“APH Holdings (DC)”) serves as the sole member of Zeus Advisors GP.  Apollo Principal Holdings IV GP, Ltd. (“Principal IV GP”) serves as the general partner of APH Holdings (DC).

Apollo Credit Opportunity Fund III LP (“Credit Opportunity Fund”) and Apollo Credit Opportunity Fund (Offshore) III LP (“Credit Opportunity Fund (Offshore)”) each serve as general partners of Opportunity Trading Fund. Apollo Credit Opportunity Management III LLC (“Credit Opportunity Management”) serves as the investment manager of Opportunity Trading Fund.

Apollo Europe Management III, LLC (“Euro Management III”) serves as the investment manager of AP IE III. Apollo Hercules Management, LLC (“Hercules Management”) serves as the investment manager of Hercules LP. Apollo Union Street Management, LLC (“Union Street Management”) serves as the investment manager of Union Street LP. Apollo Thunder Management, LLC (“Thunder Management”) serves as the investment manager of Thunder Partners. Apollo Kings Alley Credit Fund Management, LLC (“Kings Alley Management”) serves as the investment manager of Kings Alley.

Apollo Lincoln Private Credit Management, LLC (“Lincoln Management”) serves as the investment manager of Lincoln Fund. Apollo A-N Credit Management, LLC (“A-N Credit Management”) serves as the investment manager for A-N Credit.  Apollo Tower Credit Management, LLC (“Tower Credit Management”) serves as the investment manager of Tower Credit. Apollo Special Situations Management, L.P. (“Special Situations Management”) serves as the investment manager of Special Situations.

Apollo Capital Management, L.P. (“Capital Management”) serves as the sole member of each of Euro Management GP, Centre Street Management, Apollo Zeus Strategic Management, LLC, Credit Opportunity Management, Euro Management GP, Euro Management III, Apollo Hercules Management, LLC, Apollo Union Street Management, LLC, Thunder Management, Kings Alley Management, Lincoln Management, A-N Credit Management, Tower Credit Management and Special Situations Management.  Apollo Capital Management GP, LLC (“Capital Management GP”) serves as the general partner of Capital Management. Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member-manager of Capital Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) serves as the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP.

Each of the Record Holders disclaims beneficial ownership of any shares of the Issuer’s Common Stock owned of record by the other, and each of Euro Management, Euro Management GP, Centre Street Management, Zeus Advisors LP, Zeus Advisors GP, APH Holdings (DC), Principal IV GP, Credit Opportunity Fund, Credit Opportunity Fund (Offshore), Credit Opportunity Management, Euro Management III, Hercules Management, Union Street Management, Thunder Management, Kings Alley Management, Lincoln Management, A-N Credit Management, Tower Credit Management, Special Situations Management, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s Common Stock owned of record by the Record Holders, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of AESI, Centre Street, Centre Street Management, Zeus LP, Zeus Advisors LP, Zeus Advisors GP, Opportunity Trading Fund, Credit Opportunity Fund, Credit Opportunity Fund (Offshore), AP IE III, Union Street, Thunder Partners, Kings Alley, Lincoln Fund, A-N Credit, Tower Credit, Special Situations is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Euro Management, Euro Management GP, Credit Opportunity Management, Euro Management III, Hercules LP, Hercules Management, Union Street Management, Thunder Management, Kings Alley Management, Lincoln Management, A-N Credit Management, Tower Credit Management, Special Situations Management, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan is 9 W. 57th Street, 43rd Floor, New York, New York 10019. The

address of each of APH Holdings (DC) and Principal IV GP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.